ADAMIS PHARMACEUTICALS CORPORATION 8-K

 Exhibit 99.1

Adamis Pharmaceuticals Receives FDA Approval for Its Lower Dose Symjepi Product

SAN DIEGO, Sept. 27, 2018 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis”) today announced that the U.S. Food and Drug Administration (“FDA”) has approved Adamis’ lower dose version (0.15mg) of Symjepi™ for the emergency treatment of allergic reactions (Type I) including anaphylaxis.

Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “The approval of the lower dose form of Symjepi represents another milestone for the company.  We are working closely with Sandoz to bring this product to market and hope that it, along with the higher (0.3mg) version, will be well received in the market.”

About Symjepi

Symjepi (epinephrine) Injection 0.3mg is an FDA-approved product, for the emergency treatment of allergic reactions (Type I) including anaphylaxis, designed for patients weighing 66 pounds or greater. The lower dose version (0.15mg) is intended to potentially treat patients weighing 33-66 pounds.  Both Symjepi products will provide two single-dose injections syringes of epinephrine (adrenaline), which is considered the drug of choice for immediate administration in acute anaphylactic reactions to allergic reaction to foods (such as nuts), insect stings or bites, drugs and other allergens, as well as idiopathic or exercise-induced anaphylaxis.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s Symjepi (epinephrine) Injection products (0.3mg and 0.15mg) have been approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis recently announced a distribution and commercialization agreement with Sandoz, a division of Novartis Group, to market both doses of Symjepi in the U.S. market.  Adamis is developing a sublingual tadalafil product candidate as well as two products for the treatment of asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning timing and outcome of commercialization arrangements for its Symjepi (epinephrine) Injection 0.3mg and Symjepi (epinephrine) Injection and Symjepi (epinephrine) Injection 0.15mg products; the company’s ability to commercialize its product and product candidates; the company’s beliefs concerning the ability of its products and product candidates to compete successfully in the market; the company’s beliefs concerning the safety and effectiveness of its products and product candidates; expectations and goals for future growth; guidance regarding future periods; the company's beliefs concerning the safety and effectiveness of its products and product candidates; and other statements concerning our future operations and activities. In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities.  As discussed in our filings with the Securities and Exchange Commission, there are no assurances that any required additional funding will be available.  Any forward-looking statements in this press release are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements or to reflect events or circumstances arising after the date of this press release.  Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017, and quarterly reports filed with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contact Adamis:

Mark Flather
Senior Director, Investor Relations
& Corporate Communications
(858) 412-7951
mflather@adamispharma.com